 CERTIFICATION PURSUANT TO 18
 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CUSTODIAN

In connection with the Annual Report of Family Healthcare Solutions, Inc. , a Nevada corporation (the "Company"), on 10-KSB for the year ended September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Teodoro F. Franco L. , certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 30, 2003

/s/Teodoro F. Franco L
Teodoro F. Franco L. Sole Officer/Director